EXHIBIT 10.2

MANAGEMENT SERVICES AGREEMENT

This management services agreement (the “Agreement”) is hereby made and entered into as of April 14, 2023, by and among Big Bhang Events, LLC, a Michigan limited liability company (“Manager”), NMG MI 1, Inc., a Michigan corporation (the “Company”), and DEP Nevada, Inc., a Nevada corporation (“DEP”). Company, Manager, and DEP are each referred to herein as “Party” and are collectively referred to herein as the “Parties”.

WHEREAS, the Company holds that certain Michigan recreational adult use cannabis retailer license (Marihuana License No. AU-R-000617) (the “License”) to engage in commercial cannabis retail (the “Business”) at 885 E. Apple Avenue, Muskegon Michigan 49442 (the “Premises”); and

WHEREAS, Manager is a Prequalified Applicant approved to hold a Recreational Adult Use license under the Michigan Regulation and Taxation of Marijuana Act, Initiated Law 1 of 2018, MCL 333.27957, et seq, (“MRTMA”); and

WHEREAS, the Parties desire to enter into this Agreement, which shall grant Manager the right to provide management and administrative services to Company subject to the terms and conditions set forth herein.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Term. As soon as practicable following execution of this Agreement, the Parties shall submit this Agreement to the Michigan Cannabis Regulatory Agency (the “CRA”) for approval. The term of this Agreement shall commence on the first or sixteenth day of the month, whichever occurs first, following the written receipt of approval of this Agreement by the CRA (the “Commencement Date”) and shall continue until the one (1) year anniversary thereof (the “Term”), which Term may be mutually extended by the parties, unless terminated earlier as set forth below.

2. Services. During the Term of this Agreement, Manager will provide management and administrative services related to Company, as described on Exhibit A hereto (the “Services”).

3. Fees. During the Term, as consideration for the Services to the Business provided by Manager, the Company shall pay to Manager a management fee equal to one hundred percent (100%) of gross revenues of the Business of the Company (the “Fee”). For purposes of this Agreement, “gross revenues” shall mean all income and monies generated from the sale of all goods, products, and/or services relating to the Business.

4. Full Grant of Rights; Assumption of Liabilities. During the Term of this Agreement, Manager shall be granted full rights of management and control of the Municipal and Regulatory Licenses, Business, and the Premises. The Company hereby authorizes Manager to take any and all actions, either directly or on behalf of the Company, which Manager deems, in its reasonable discretion, to be necessary in furtherance of the Business, to the extent that such actions comply with applicable laws. The Manager also shall have the right to change the trade or brand name of the Business and/or Premises during the Term, provided such change and name comply with applicable laws and are approved in advance by the CRA. Furthermore, except as otherwise provided herein, the Company covenants that it shall not, without the express prior approval of Manager, take any action with respect to the operation of the Business for which Manager is authorized to take hereunder. In addition, Manager shall assume all costs, obligations, liabilities, and expenditures of Licensee, which are incurred during the Term in connection with the Services and the management and operation of the Company, the Business, and the Premise, and shall defend, indemnify, and hold harmless the Company from all costs, obligations, liabilities, and expenditures. During the Term, Manager shall assume all risk of loss to the Company and/or the Premise, and shall defend, indemnify, and hold harmless the Company from all risk of loss.

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5. Ownership of IP

(a) The Manager acknowledges and agrees that during the Term and thereafter, Company shall retain all rights in the Intellectual Property as defined herein. Any Intellectual Property that may be utilized by the Manager in connection with the Manager’s performance of the Services hereunder will remain the property of the Company or third-party Company, and the Manager shall have no rights or interests therein, except as may otherwise be expressly provided in any separate agreement between the Parties. In the event that the Manager acquires any rights in the Intellectual Property, by operation of law, or otherwise, such rights shall be deemed and are hereby irrevocably assigned to Company without further action by the Parties. The Manager shall not, at any time during or after the Term of this Agreement dispute or contest, directly or indirectly, Company’s right and title to the Intellectual Property or the validity thereof. The Manager agrees to execute any documents reasonably requested by Company to affect any of the above provisions. Notwithstanding the foregoing, to extent it is required for Manager to perform the Services hereunder, Company hereby grants Manager a royalty-free, right and license to exploit and exercise all such Intellectual Property rights in support of Manager’s exercise or exploitation of the Services.

(b) For purposes of this Agreement, “Intellectual Property” means any and all trademarks, service marks, trade names, trade dress, word marks and design marks, slogans, domain names, graphics, images, logos, artwork, text and other works of authorship technical information, trade secrets, formulas, recipes, prototypes, specifications, directions, instructions, test protocols, procedures, results, studies, analyses, raw material sources, data, manufacturing data, formulation or production technology, conceptions, ideas, innovations, discoveries, inventions, processes, methods, materials, machines, devices, formulae, equipment, enhancements, modifications, technological developments, techniques, systems, tools, designs, drawings, plans, software, documentation, data, programs, and other knowledge, information, skills, and materials owned or developed by the Company. For sake of clarity, all references to Intellectual Property herein refer to Company’s Intellectual Property.

(d) Manager acknowledges and is familiar with the high standards, quality, style and image of Licensor, and Manager shall, at all times, conduct its business and use any of Licensor’s Intellectual Property in a manner consistent with any guidelines, specifications, or instructions from Licensor and any other applicable provisions of this Agreement.

6. Confidential Information. The Parties shall have the following rights and obligations regarding Confidential Information (as defined below):

(a) Protection of Information. The Parties understand that during the Term, the Parties intend to provide each other with certain information, including Confidential Information (as defined below), without which Manager would not be able to perform Manager’s duties to the Company. At all times during the Term and thereafter, each Party shall hold in strictest confidence, and not use, except for the benefit of the Company to the extent necessary to perform the Services, and not disclose to any person, firm, corporation or other entity, without written authorization from the disclosing Party in each instance, any Confidential Information that the receiving Party obtains from the disclosing Party or otherwise obtains, accesses or creates in connection with, or as a result of, the Services during the term of the Term, whether or not during working hours, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of the receiving Party or of others who were under confidentiality obligations as to the item or items involved. The receiving Party shall not make copies of such Confidential Information except as authorized by the disclosing Party or in the ordinary course of the provision of Services.

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(b) Confidential Information. The Parties understand that “Confidential Information” means any and all information and physical manifestations thereof not generally known or available outside the disclosing Party and information and physical manifestations thereof entrusted to the disclosing Party in confidence by third parties, whether or not such information is patentable, copyrightable or otherwise legally protectable. Confidential Information includes, without limitation: technical data, trade secrets, know-how, research, product or service ideas or plans, software codes and designs, algorithms, developments, inventions, patent applications, laboratory notebooks, processes, formulas, techniques, biological materials, mask works, engineering designs and drawings, hardware configuration information, agreements with third parties, lists of, or information relating to, employees and personnel of the disclosing Party (including, but not limited to, the names, contact information, jobs, compensation, and expertise of such employees and personnel), lists of, or information relating to, suppliers and customers (including, but not limited to, customers of the disclosing Party on whom the receiving Party called or with whom the receiving Party became acquainted during the Term), price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to the receiving Party by the disclosing Party either directly or indirectly, whether in writing, electronically, orally, or by observation.

(c) Third Party Information. The Parties’ agreements in this Section are intended to be for the benefit of the Party disclosing any Confidential Information and any third party that has entrusted information or physical material to such Party in confidence. During the Term and thereafter, neither Party shall improperly use or disclose to the other Party any confidential, proprietary, or secret information of such Party’s former clients or any other person.

(d) Other Rights. This Agreement is intended to supplement, and not to supersede, any rights the disclosing Party may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information.

7. Indemnification.

(a) Manager shall indemnify, defend, and hold harmless the Company, and each of its affiliates and directors, officers, members, managers, representatives, agents, and employees (collectively, “Representatives”) from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly from (i) any intentionally wrongful act or omission of Manager or Manager’s Representatives, (ii) any material breach by the Manager or Manager’s Representatives of any of the covenants contained in this Agreement, (iii) any failure of Manager or Manager Representatives to perform the Services in accordance with applicable laws, rules, and regulations (for purposes of this Agreement, the federal Controlled Substances Act shall not be considered an “applicable” law), and (iv) any of Manager’s Services provided herein.

8. Termination.

(a) Termination for Cause. Should any Party materially default in the performance of this Agreement or materially breach any of its obligations under this Agreement, the non-breaching party may terminate this Agreement immediately if the breaching party fails to cure the breach within thirty (30) business days after having received written notice by the non-breaching party of the breach or default.

(b) This Agreement shall automatically terminate upon a transfer of all, or substantially all, of the ownership or assets of Company.

(c) Effect of Termination. Except as otherwise provided herein, upon the expiration of the Term or termination of this Agreement, all rights granted hereunder shall immediately terminate, except for any outstanding payment obligations.

(d) Survival. Sections 5-10 shall survive termination or expiration of this Agreement in accordance with their terms.

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9. Independent Contractor. Manager’s relationship with the Company will be that of an independent contractor and not that of an employee.

(a) Method of Provision of Services. Manager shall be solely responsible for determining the method, details and means of performing the Services. Manager may, at Manager’s own expense, employ or engage the services of such employees, subcontractors, partners, or agents, as Manager deems necessary to perform the Services, who are not and shall not be employees of the Company.

(b) No Benefits. Manager acknowledges that neither Manager nor any of its owners, agents, officers directors, employees or affiliates shall not be eligible for any Company employee benefits and, to the extent Manager otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Manager (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

(c) Taxes. Each Party agrees that it shall have full responsibility for all applicable taxes for all compensation paid to its employees, including any withholding requirements that apply to any such taxes, and for compliance with all applicable labor and employment requirements with respect to its applicable business organization, and with respect to its respective employees, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements. Each Party agrees to indemnify, defend, and hold the other Party harmless from any liability for, or assessment of, any claims or penalties or interest with respect to such taxes, labor or employment requirements, including any liability for, or assessment of, taxes imposed on such Party by the relevant taxing authorities with respect to any compensation paid to its respective employees or any liability related to the withholding of such taxes.

10. Miscellaneous.

(a) Choice of Law and Dispute Resolution.

(i) This Agreement shall be governed and construed in accordance with the internal laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Michigan.

(ii) In the event of any claim, demand, dispute, controversy or cause of action arising out of or relating to any performance required under this Agreement or the interpretation, validity or enforceability hereof (each a “Claim”), the Parties hereto shall use their best efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the Parties. If the Claim cannot be settled through negotiation within a period of seven (7) days, the Parties agree to attempt in good faith to settle the Claim through mediation, administered by a mediator mutually agreeable to the Parties. If the Parties are unable to resolve the Claim through mediation within a period of thirty (30) days, then, upon notice by either party to the other they shall commence arbitration as set forth below.

(iii) The Parties agree to submit any and all Claims, or any dispute related in any way to this Agreement and the services rendered hereunder, to binding arbitration before a neutral third-party arbitrator as agreed upon by the parties. The arbitration shall be held in accordance with the then-current Streamlined Arbitration Rules & Procedures, which currently are available at: https://www.jamsadr.com/rules-streamlined-arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in Michigan. The Parties expressly agree that any arbitration shall be conducted in Muskegon County, Michigan. Each party understands and agrees that by signing this Agreement, such party is waiving the right to a jury. The arbitrator shall apply Michigan substantive law in the adjudication of all Claims. Notwithstanding the foregoing, either party may apply to the state courts located in Muskegon County, Michigan for a provisional remedy, including but not limited to a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. In no event shall a Claim be adjudicated in Federal District Court. In the event that either party commences a Claim in Federal District Court or moves to remove such action to Federal District Court, the Parties hereby mutually agree to stipulate to a dismissal of such Federal Claim with prejudice. After a demand for arbitration has been filed and served, the Parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by Michigan law. The arbitrator’s decision shall be final and binding upon the Parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the commencement of the arbitration proceedings. The prevailing party may submit the arbitrator’s decision to state courts located in Muskegon County, Michigan for an entry of judgment thereon.

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(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable to any extent in any context, such provisions shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected. The Company and Manager have attempted to limit the Parties’ right to use, maintain and disclose the Confidential Information of the other Party, and to limit Manager’s right to solicit employees and customers only to the extent necessary to protect the Company from unfair competition. In the event that any court or government agency of competent jurisdiction determines that, notwithstanding the terms of this Agreement specifying Manager’s relationship with the Company as that of an independent contractor, Manager’s provision of Services to the Company is not as an independent contractor but instead as an employee under the applicable laws, then solely to the extent that such determination is applicable, references in this Agreement to the relationship between Manager and the Company shall be interpreted to include an employment relationship, and this Agreement shall not be invalid and unenforceable but shall be read to the fullest extent as may be valid and enforceable under the applicable laws to carry out the intent and purpose of this Agreement.

(g) Remedies. The Parties acknowledge that violation of this Agreement by a Party may cause the other Party irreparable harm, and therefore that the non-violating Party will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, where such a bond or security is required, that a one thousand dollar ($1,000) bond will be adequate), in addition to and without prejudice to any other rights or remedies that the non-violating may have for a breach of this Agreement.

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(h) Facilitation of Agreement. The Parties agree to execute promptly, both during and after the end of the Term, any proper oath, and to verify any proper document, required to carry out the terms of this Agreement, upon the other Party’s written request to do so.

(i) Voluntary Execution. Each Party certifies and acknowledges that it has carefully read all of the provisions of this Agreement, that it understands and has voluntarily accepted such provisions, and that it will fully and faithfully comply with such provisions.

(j) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

(l) Electronic Delivery. Each Party may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law by email or any other electronic means. Each Party hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by such Party or a third party designated by such Party.

(m) Regulatory Compliance Statement.This Agreement shall be governed by and construed in accordance with the Michigan Regulation and Taxation of Marihuana Act, Initiated Law 1 of 2018, MCL 333.27951 et seq, Joint Administrative Rules, and all future derivations thereof (“Michigan Cannabis Acts”).

(n) Effective Date. This Agreement shall be effective upon its approval by the Cannabis Regulatory Agency, and not before.

[signature page to follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement.

NMG MI 1, Inc.
(“Company”)

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	President

Address:	2625 N Green Valley Pkwy, Ste 150
Henderson NV 89014

Big Bhang Events, LLC
(“Manager”)

By:	/s/ David Frasier
Name:	David Frasier
Title:	Manager

Address:	4724 Rood Rd
Muskegon MI 49441

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EXHIBIT A

SERVICES

Upon the terms and subject to the conditions contained herein, the Manager hereby agrees to provide to the Company, certain services to the extent that said services are necessary, beneficial and/or customary in connection the day-to-day management of the Company’s Business. The Services may include, without limitation, the following services:

i. Full Management of Operations. Manager shall fully and exclusively manage and oversee all day-to-day operation of Company’s business, which services may include, without limitation: (1) maintaining legally compliant and customary and appropriate hours of operation for the business; (2) staffing operations at the Premises; (3) managing, supervising, monitoring performance and directing all staff; (4) ensuring lawfully compliant retail operations; and (5) managing inputs into track-and-trace, all in compliance with the terms of this Agreement and applicable law.

ii. Inventory Management. Manager may establish, purchase, and manage appropriate and reasonable inventory and supply levels for use in connection with Company’s business, including, but not limited to, supplies necessary to operate a commercial cannabis retail business as permitted under Applicable Law.

iii. Furnishing, Equipment and Physical Maintenance. Manager shall maintain the Business and its Premises in commercially good and reasonable repair.

iv. Regulatory Compliance. Manager shall operate the business is compliance with the Michigan Cannabis Acts and shall ensure that all employees and staff are aware of all regulatory requirements.

v. Payroll. Manager shall provide payroll services (whether inhouse or by engaging payroll contractors that have experience providing payroll services in the State of Michigan).

vi. HR Services. Manager shall provide HR services (whether inhouse or by engaging HR contractors that have experience providing HR services in the State of Michigan).

vii. Marketing Services. Manager shall provide commercially reasonable marketing services in its sole discretion.

viii. Accounting Services. Manager shall use commercially reasonable accounting services in the State of Michigan, with cannabis specific subject matter experience.

ix. Legal Services. To the extent reasonably required, Manager shall engage attorneys that are licensed to practice law in the State of Michigan, with cannabis specific subject matter experience, to perform legal services for the Company.

x. Tax Services. To the extent reasonably required, Manager shall engage CPAs or tax attorneys that are authorized to engage in CPA services in the State of Michigan, with cannabis specific subject matter experience.

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b. Subcontracting the Services. Notwithstanding anything to the contrary herein, the Company agrees and acknowledges that the Manager shall be permitted to subcontract or otherwise delegate any or all of its duties and obligations hereunder to one or more individuals, provided that: (i) the terms of each such arrangement shall be on terms consistent herewith, including without limitation by requiring that the applicable third party perform its duties and obligations thereunder in a manner consistent the terms of this Agreement; and (ii) no such arrangement shall relieve Manager of its obligation to ensure the performance of all of the duties and responsibilities contemplated to be performed by the Manager under this Agreement.

c. Cooperation. The Manager, and Company shall reasonably cooperate with each other in all reasonable respects in matters relating to the provision and receipt of the Services.

d. Standard of Performance. In performing the Services hereunder, Manager shall use that degree of skill, care and diligence that a reasonable person would use acting in like circumstances in accordance with industry standards and applicable law.

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